                                  EXHIBIT 23.2

                            [BDO SEIDMAN, LLP LOGO]


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS


American Business Financial Services, Inc.
Philadelphia, Pennsylvania

We hereby consent to the use in the Prospectus included in the Post-Effective Amendment No. 1 to Form S-2 constituting a part of this Registration Statement of our report dated October 8, 2004, relating to the consolidated financial statements of American Business Financial Services, Inc. and subsidiaries, which is contained in that Prospectus included in the Post-Effective Amendment No. 1 to Form S-2, and to the incorporation in the Prospectus included in the Post-Effective Amendment No. 1 to Form S-2 by reference of our report dated October 8, 2004, relating to the consolidated financial statements and schedules of American Business Financial Services, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2004.

We also consent to the reference to us under the caption "Experts" in the Prospectus included in the Post-Effective Amendment No. 1 to Form S-2.


/s/ BDO Seidman, LLP
--------------------
BDO Seidman, LLP

Philadelphia, Pennsylvania
October 21, 2004